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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 12, 2006

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                      1-11596              58-1954497
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(State or other jurisdiction of       (Commission File        (IRS Employer
         incorporation)                   Number)           Identification No.)


1940 N.W. 67th Place, Suite A, Gainesville, Florida               32653
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     (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (352) 373-4200

                                 Not applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Section 5 - Corporate Governance and Management.

Item 5.02. Departure of directors or principal officers; election of directors; appointment of principal officers.

         On June 12, 2006, Mr. Alfred C. Warrington notified the Company and its Board of Directors that he will not stand for re-election as a member of the Board at the next Annual Meeting of Stockholders to be held on July 27, 2006. Mr. Warrington has been a member of the Company's Board and Chairman of the Board's Audit Committee since 2002, and previously was a consultant to the Board. Mr. Warrington's decision to retire from the Board was based on personal reasons and was not as a result of any disagreement with the Company or due to any matter relating to the Company's operations, policies or practices.

Section 8 - Other Events

Item 8.01 - Other Events

         The Company is in the process of consolidating and relocating its corporate headquarters from Gainesville, Florida to Atlanta, Georgia. As of August 1, 2006, the new Corporate Headquarters address will be:

                8302 Dunwoody Place, Suite 250
                Atlanta, Georgia  30350

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: June 16, 2006.

                                          PERMA-FIX ENVIRONMENTAL SERVICES, INC.


                                          By: /s/ Larry McNamara
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                                              Larry McNamara
                                              Chief Operating Officer

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